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                                                                  Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Sun Television & Appliances, Inc. on Form S-8 of our reports dated May 5, 1997, on our audits of financial statements and financial statement schedule of Sun Television & Appliances, Inc. as of March 1, 1997 and March 2, 1996, and for the years ended March 1, 1997, March 2, 1996 and February 28, 1995.


                                                   /s/ COOPERS & LYBRAND L.L.P.

                                                   COOPERS & LYBRAND L.L.P.


Columbus, Ohio
October 28, 1997